Exhibit 99.1

Contact:	US Airways
Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS RECORD OCTOBER LOAD FACTOR

TEMPE, Ariz., Nov. 5, 2012 — US Airways Group, Inc. (NYSE: LCC) today announced October and year-to-date 2012 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.1 billion, up three percent versus October 2011. Mainline capacity was 5.9 billion available seat miles (ASMs), flat versus October 2011. Mainline passenger load factor was a record 86.2 percent for the month of October, up 2.5 points versus October 2011.

“Our October consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) was up approximately three percent versus the same period last year,” said US Airways’ President, Scott Kirby. “I would like to commend our team of 32,000 employees for doing an exceptional job of keeping our customers, each other and our aircraft safe during Hurricane Sandy and working tirelessly to get the airline back up and running in the wake of the storm. On October 29 and 30, flight operations were halted at our Philadelphia hub, Washington D.C., Boston, New York City and other East Coast airports, resulting in nearly 4,200 total flight cancellations. Our team was well prepared, returning service within days of reopening the airports.”

These hurricane-related cancellations drove an October completion factor of 95.8 percent. As reported to the U.S. Department of Transportation, US Airways’ preliminary on-time performance was 83.2 percent for the month of October. The Company expects to provide an estimate of the financial impact of Hurricane Sandy in its November traffic release.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended October 31, 2012 and 2011, consisting of mainline-operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline

OCTOBER

	2012	2011	Change
Mainline Revenue Passenger Miles (000)
Domestic	3,856,978	3,668,707	5.1%
Atlantic	915,366	948,306	(3.5)%
Latin	283,867	294,303	(3.5)%

Total Mainline Revenue Passenger Miles	5,056,211	4,911,316	3.0%
Mainline Available Seat Miles (000)
Domestic	4,377,582	4,328,155	1.1%
Atlantic	1,142,950	1,170,632	(2.4)%
Latin	346,160	367,372	(5.8)%

Total Mainline Available Seat Miles	5,866,692	5,866,159	—%
Mainline Load Factor (%)
Domestic	88.1	84.8	3.3	pts
Atlantic	80.1	81.0	(0.9	)pts
Latin	82.0	80.1	1.9	pts

Total Mainline Load Factor	86.2	83.7	2.5	pts
Mainline Enplanements
Domestic	4,035,298	3,948,970	2.2%
Atlantic	221,538	235,343	(5.9)%
Latin	206,612	218,391	(5.4)%

Total Mainline Enplanements	4,463,448	4,402,704	1.4%

YEAR TO DATE

	2012	2011	Change
Mainline Revenue Passenger Miles (000)
Domestic	38,898,624	37,642,202	3.3%
Atlantic	9,491,989	9,443,592	0.5%
Latin	4,229,628	4,126,062	2.5%

Total Mainline Revenue Passenger Miles	52,620,241	51,211,856	2.8%
Mainline Available Seat Miles (000)
Domestic	45,470,186	44,357,810	2.5%
Atlantic	11,969,304	11,654,895	2.7%
Latin	5,092,259	5,037,818	1.1%

Total Mainline Available Seat Miles	62,531,749	61,050,523	2.4%
Mainline Load Factor (%)
Domestic	85.5	84.9	0.6	pts
Atlantic	79.3	81.0	(1.7	)pts
Latin	83.1	81.9	1.2	pts

Total Mainline Load Factor	84.1	83.9	0.2	pts
Mainline Enplanements
Domestic	39,936,330	38,826,179	2.9%
Atlantic	2,331,564	2,331,680	—%
Latin	3,122,848	3,067,559	1.8%

Total Mainline Enplanements	45,390,742	44,225,418	2.6%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)

OCTOBER

	2012	2011	Change
Express Revenue Passenger Miles (000)
Domestic	215,664	202,182	6.7%
Express Available Seat Miles (000)
Domestic	275,969	265,474	4.0%
Express Load Factor (%)
Domestic	78.1	76.2	1.9	pts
Express Enplanements
Domestic	720,067	697,289	3.3%

YEAR TO DATE

	2012	2011	Change
Express Revenue Passenger Miles (000)
Domestic	2,018,695	1,927,875	4.7%
Express Available Seat Miles (000)
Domestic	2,743,902	2,643,781	3.8%
Express Load Factor (%)
Domestic	73.6	72.9	0.7	pts
Express Enplanements
Domestic	6,839,765	6,607,040	3.5%

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.

OCTOBER

	2012	2011	Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,072,642	3,870,889	5.2%
Atlantic	915,366	948,306	(3.5)%
Latin	283,867	294,303	(3.5)%

Total Consolidated Revenue Passenger Miles	5,271,875	5,113,498	3.1%
Consolidated Available Seat Miles (000)
Domestic	4,653,551	4,593,629	1.3%
Atlantic	1,142,950	1,170,632	(2.4)%
Latin	346,160	367,372	(5.8)%

Total Consolidated Available Seat Miles	6,142,661	6,131,633	0.2%
Consolidated Load Factor (%)
Domestic	87.5	84.3	3.2	pts
Atlantic	80.1	81.0	(0.9	)pts
Latin	82.0	80.1	1.9	pts

Total Consolidated Load Factor	85.8	83.4	2.4	pts
Consolidated Enplanements
Domestic	4,755,365	4,646,259	2.3%
Atlantic	221,538	235,343	(5.9)%
Latin	206,612	218,391	(5.4)%

Total Consolidated Enplanements	5,183,515	5,099,993	1.6%

YEAR TO DATE

	2012	2011	Change
Consolidated Revenue Passenger Miles (000)
Domestic	40,917,319	39,570,077	3.4%
Atlantic	9,491,989	9,443,592	0.5%
Latin	4,229,628	4,126,062	2.5%

Total Consolidated Revenue Passenger Miles	54,638,936	53,139,731	2.8%
Consolidated Available Seat Miles (000)
Domestic	48,214,088	47,001,591	2.6%
Atlantic	11,969,304	11,654,895	2.7%
Latin	5,092,259	5,037,818	1.1%

Total Consolidated Available Seat Miles	65,275,651	63,694,304	2.5%
Consolidated Load Factor (%)
Domestic	84.9	84.2	0.7	pts
Atlantic	79.3	81.0	(1.7	)pts
Latin	83.1	81.9	1.2	pts

Total Consolidated Load Factor	83.7	83.4	0.3	pts
Consolidated Enplanements
Domestic	46,776,095	45,433,219	3.0%
Atlantic	2,331,564	2,331,680	—%
Latin	3,122,848	3,067,559	1.8%

Total Consolidated Enplanements	52,230,507	50,832,458	2.8%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves 195 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,500 daily flights to 1,356 airports in 193 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best of Vets employer in 2011 and 2012. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of industry consolidation; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports or focus city; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2012 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

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